EXHIBIT (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY FOR

TENDER OF SHARES OF COMMON STOCK

OF

INTERTAN, INC.

TO

WINSTON ACQUISITION CORP.

A WHOLLY OWNED SUBSIDIARY OF

CIRCUIT CITY STORES, INC.

(Not to be used for signature guarantees)

The Offer and withdrawal rights will expire at 11:59 p.m., New York City time,

on Tuesday, May 11, 2004, unless the Offer is extended.

This notice of guaranteed delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates for Shares (as defined below) are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis, or if time will not permit all required documents to reach Wells Fargo Bank, N.A., the depositary for the Offer, on or prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase). This form may be delivered by hand, transmitted by facsimile or mailed to the depositary for the Offer. See Section 3 of the Offer to Purchase.

The Depositary for the Offer is:

Wells Fargo Bank, N.A.

By Mail	By Hand or Overnight Delivery

Wells Fargo Bank, N.A. Shareowner Services Corporate Actions Department P.O. Box 64858 St. Paul, Minnesota 55164-0858	Wells Fargo Bank, N.A. Shareowner Services Corporate Actions Department 161 North Concord Exchange South St. Paul, Minnesota 55075

By Facsimile Transmission: (for Eligible Institutions only) 651-450-2452	Confirm Facsimile by Telephone: 651-450-4110

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN ONE SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN THE FACSIMILE NUMBER SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

THIS NOTICE OF GUARANTEED DELIVERY TO THE DEPOSITARY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” (AS DEFINED IN THE OFFER TO PURCHASE) UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

The Eligible Institution that completes this form must communicate this guarantee to the depositary and must deliver the letter of transmittal or an agent’s message (as defined in the Offer to Purchase) and certificates for Shares to the depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

(The guarantee on the reverse side must be completed)

Ladies and Gentlemen:

The undersigned hereby tenders to Winston Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Circuit City Stores, Inc., a Virginia corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated April 13, 2004 (the “Offer to Purchase”) and the related letter of transmittal (which, together with any amendments or supplements thereto, constitute the “Offer”), receipt of which is hereby acknowledged, the number of shares of common stock, par value $1.00 per share (the “Shares”), of InterTAN, Inc., a Delaware corporation (the “Company”), set forth below, pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase.

Number of Shares Tendered:

Certificate No.(s) (if available):

Name(s) of Record Holder(s):

(please print)

Address(es):

(Zip Code)

(Zip Code)

☐	Check if securities will be tendered by book-entry transfer.

Area Code and Telephone No(s):

Signature(s)

Name of Tendering Institution:

Account No.:

Dated:                                                            , 2004

MEDALLION GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a firm that is a participant in the Securities Transfer Agents Medallion Program, or an “eligible guarantor institution” (as such term is defined in Rule l7Ad-15 under the Securities Exchange Act of 1934, as amended), hereby guarantees the delivery to the depositary of either the certificates evidencing all tendered Shares, in proper form for transfer, or the Shares pursuant to the procedure for book-entry transfer into the depositary’s account at The Depository Trust Company, which is the book-entry transfer facility for this Offer, in either case, together with the letter of transmittal (or a facsimile thereof) properly completed and duly executed, with any required signature guarantees or an agent’s message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three New York Stock Exchange trading days after the date hereof.

Name of Firm:

(Authorized Signature)

Address:

(Zip Code)

Title:

Name:
(Please type or print)

Area Code and Tel. No:

Dated: , 2004

NOTE:	DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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